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                                                                 EXHIBIT 10.18

                         MASTER MANUFACTURING AGREEMENT

THIS MASTER MANUFACTURING AGREEMENT (this "Agreement"), effective as of March 8, 1999 (the "Effective Date"), is entered into by and between Ericsson Inc., a Delaware corporation ("Ericsson"), and Xetel Corporation, a Delaware corporation ("Manufacturer").

WHEREAS, Ericsson desires to retain a qualified manufacturer to manufacture various products for sales exclusively to Ericsson in accordance with the specifications provided by Ericsson; and

WHEREAS, Ericsson and Manufacturer have agreed that the business structure established pursuant to this Agreement will achieve the objectives contemplated by the parties in establishing a flexible framework governing the standard terms and conditions upon which Manufacturer will manufacture and sell to Ericsson, and Ericsson will purchase from Manufacturer, such products as may be mutually agreed upon by the parties from time to time.

NOW, THEREFORE, Ericsson and Manufacturer hereby agree as follows:

1. Scope of Agreement. From time to time during the term of this Agreement, Manufacturer will (i) manufacture exclusively for Ericsson such products (the "Products") as may be requested by Ericsson, and
         (ii) sell the Products exclusively to Ericsson, all in accordance with the terms and conditions of this Agreement (including the terms and conditions of the applicable statements of work executed by the parties (each, a "Statement of Work")).

2. Term. The term of this Agreement will commence on the Effective Date and will continue for a period of three (3) years, unless sooner terminated or further extended in accordance with the provisions hereof. This Agreement will automatically extend for successive one (1) year periods unless either party provides to the other party a written notice of termination no less than ninety (90) days prior to the expiration of the then existing term. Notwithstanding the expiration or termination of this Agreement for any reason, each Statement of Work entered into prior to the date of such expiration or termination will remain in full force and effect in accordance with the provisions thereof, including each of the provisions of this Agreement incorporated by reference into such Statement of Work.

3. Statement of Work. From time to time, the parties may execute a Statement of Work to define the Product to be manufactured and sold by Manufacturer exclusively to Ericsson, subject to the terms and conditions of this Agreement. Each Statement of Work will, at a minimum, include the following:

         (a) A reference to this Agreement, which reference will be deemed to incorporate all applicable provisions of this Agreement.

         (b)      The term of the Statement of Work.

         (c) A description of the each Product to be manufactured and provided by Manufacturer to Ericsson pursuant to the Statement of Work, including, but not limited to, the functional and technical specifications of such Product for the manufacturing and testing of the Product.

         (d) The purchase price to be paid to Manufacturer by Ericsson for each Product to be purchased by Ericsson, including the applicable discounts, based upon a forecasted (not committed) annual aggregate volume of Products which may be purchased by Ericsson hereunder that may be different in assemblies, but are similar enough in nature to allow manufacturer and Ericsson to benefit from the economy of scale.


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         (e)      Any additional provisions applicable to the Products provided under that Statement of Work that are not otherwise set forth in this Agreement or that are exceptions to the provisions set forth in this Agreement.

         A form of statement of work is attached hereto as Exhibit A. No Statement of Work will become effective until it has been executed by an authorized representative of both Manufacturer and Ericsson.

4. CONFLICTS. In the event of any express conflict or inconsistency between the provisions of this Agreement and the provisions of any Statement of Work, the provisions of this Agreement will control with respect to the interpretation of that Statement of Work.

5.       ORDERS AND DELIVERY.

         (a) Ericsson may order Products for delivery hereunder on Ericsson's standard purchase. Each order will identify the type of Product ordered, quantity, date for delivery, and the location to which the Product is to be delivered. Any purchase order issued by Ericsson hereunder will be deemed accepted by Manufacturer and binding on the parties unless Manufacturer provides Ericsson a written notice of rejection of such purchase order, together with a reasonable explanation for such rejection, within five (5) business days following Manufacturer's receipt of such purchase order. Manufacturer will use its commercially best efforts to accept each purchase order issued by Ericsson hereunder.

         (b) Unless otherwise specifically agreed in writing (making reference to superseding this Agreement) between the parties, the terms and conditions of this Agreement shall govern any accepted purchase order submitted by Ericsson, notwithstanding any additional or contrary terms and conditions of Ericsson's purchase order form or other writing provided by either party.

         (c) Time is of the essence with respect to Manufacturer's performance of this Agreement. Manufacturer will deliver the Products to Ericsson on the scheduled delivery date set forth in the applicable purchase order issued by Ericsson and accepted by Manufacturer. In the event of any actual delay in Manufacturer's performance hereunder, Manufacturer will give written notice thereof to Ericsson as soon as possible of any delay in shipment, describing the cause, effect, and duration of such delay and thereafter will give prompt written notice to Ericsson of any changes to such conditions.

         (d) Unless otherwise mutually agreed in writing by the parties (in the applicable Statement of Work or otherwise), Manufacturer will deliver F.O.B. Ericsson's designated delivery address in Richardson, Texas.

         (e) Unless otherwise mutually agreed in writing by the parties (in the applicable Statement of Work or otherwise), title and risk of loss or damage to the Products will pass to Ericsson upon Manufacturer's delivery of the Products to the designated delivery address in Richardson, Texas.

6.       COMMUNICATION OF SUPPLY ISSUES.

         (a) For the purpose of facilitating the planning of demands for components and other resources, Ericsson will provide a monthly forecast of demand for the Products specified in the applicable Statement of Work. Such forecast will cover demand for the then current month plus next five months on a rolling basis. Each such forecast will be made by Ericsson in good faith, but is an estimate only and does not create or imply any commitment upon Ericsson to issue purchase orders for such forecast amounts. Any compensation for

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                  deviations in the actual quantities ordered from the forecast is only allowed as specified in Section 12 of this Agreement.

         (b) Manufacturer will at all times ensure that it has the overall capacity as regards production resources, such as equipment, labor and components to allow it to make deliveries up to the volumes being included in the applicable forecast. Manufacturer will immediately inform Ericsson of any supply issues that may prevent it from delivering quantities as ordered, forecast or indicated in discussions regarding long term manufacturing plans.

7. PACKAGING AND PACKING. Unless otherwise instructed in writing by Ericsson, Manufacturer will affixed the Products purchased by Ericsson from Manufacturer hereunder with the logo, mark or faceplate provided by Ericsson; provided that any such logo, mark or faceplate does not affect the form, fit or function of the Products. Any Ericsson logo, mark or faceplate and any other Ericsson trademark, trade dress, insignia or material containing Ericsson's marks shall be used by Manufacturer solely for the purposes of this Agreement and shall be placed only on the Products covered by Ericsson's purchase orders. Manufacturer will be responsible for the packaging of each Product. Such packaging shall be consistent with industry standards and such requirements as may be prescribed by Ericsson from time to time.
         Any additional costs which are incurred by Manufacturer due to special Ericsson requirements will be invoiced to and paid for by Ericsson; provided that such cost will be subject to Ericsson's prior written approval. Unless otherwise specifically instructed in writing by Ericsson, Manufacturer will remove all Manufacturer trademarks and other non-Ericsson marks from the Products so that the Products may be marketed by Ericsson solely as its private label Products.

8.       PRICE AND PAYMENT.

         (a) Ericsson will pay to Manufacturer such price for each Product as set forth in the applicable Statement of Work. Pricing for manufacturing and test (per specifications set forth in the applicable Statement of Work) will be based upon an annual estimate of quantities of the Products to be purchased. The annual estimate will be based upon an aggregate volume combining forecasted quantities of all Products that are similar in both components and manufacturing processes. Manufacturer agrees that pricing is based upon such established estimate. If at any time during the term of this Agreement Ericsson determines that volumes will be at a different level, pricing will be adjusted as indicated in the applicable Statement of Work. Both parties will use their best efforts to achieve additional price reductions in relation to the prices existing at the time of the execution of this Agreement and the applicable Statement of Work. Any such price reduction will be done without endangering Ericsson's requirements relating to quality, lead time, specifications and other requirements set forth in the applicable Statement of Work. Manufacturer and Ericsson will execute a revised Statement of Work to change the applicable pricing as price reductions become available.

                  (b) Manufacturer will invoice Ericsson upon shipment by Manufacturer. Invoices are due and payable thirty (30) days from date of receipt. The amount which shall be paid by Ericsson under this Agreement does not include any state or local sales or use taxes, duties, levies or governmentally-imposed fees, however designated (including, but not limited to, value-added, property, sales, transfer, use, privilege, excise or similar taxes or import duties or fees), which are the responsibility of Ericsson and which may be levied directly on the sale, provision or use of the Products. Ericsson shall promptly pay any such taxes, duties, levies or fees (or reimburse Manufacturer therefor). With respect to state or local sales or use taxes, Ericsson may furnish Manufacturer with an exemption certificate. Other than as set forth herein, all other taxes of every nature and kind, including without limitation franchises, net or gross income, license, occupation, or property taxes, shall be the responsibility of Manufacturer and Ericsson shall have no obligation to Manufacturer therefor.


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9.   ACCESS TO WORK, DATA AND DOCUMENTATION.

     (a) All data and documentation generated in connection with this Agreement by Manufacturer and its subcontractors, including without limitation all data and documentation relating to requirements, specification, design, and test, shall be subject to examination, evaluation, and inspection by Ericsson at reasonable times during performance under this Agreement, as requested by Ericsson or its authorized representative. For a period of three (3) years after performance is completed, and to the extent that such data and documentation are of a type normally retained by Manufacturer and are not deliverable to Ericsson under this Agreement, such data and documentation shall continue to be made available by Manufacturer for such purposes, as requested by Ericsson.

     (b) All work in process under this Agreement shall be subject to observation and inspection by Ericsson at reasonable times during performance, as requested by Ericsson, and Ericsson shall have access for such purpose to the premises at which such work is being performed during normal business hours. The Manufacturer shall establish and maintain an inspection system relating to its performance under this Agreement. The Manufacturer shall provide reasonable facilities for use by Ericsson in connection with such activities, and the Ericsson representative shall comply with applicable work rules and regulations in effect at the premises where such activities are conducted.

     (c) Any defects or deficiencies observed by Ericsson in connection with the activities under subsections (a) above, and reported to the Manufacturer, shall be corrected or remedied promptly by and at the expense of Manufacturer.

     (d) No Ericsson acquiescence in or failure to notice or report defects or deficiencies in such data and documentation and work shall constitute a waiver or modification of Manufacturer's obligations under this Agreement.

10. ERICSSON MATERIALS. From time to time, Ericsson may provide such materials and/or equipment (collectively, the "Ericsson Materials") to Manufacturer as may be deemed appropriate by Ericsson for the manufacturing of the Products pursuant to a Statement of Work. In such event, Manufacturer hereby agrees as follows:

     (a) The Ericsson Materials will be Ericsson's exclusive property, and Manufacturer will not commingle any the Ericsson Materials with any other materials.

     (b) Manufacturer will use the Ericsson Materials only as instructed by Ericsson for the manufacturing of the Products for Ericsson hereunder.

     (c) Manufacturer will maintain the Ericsson Materials as instructed by Ericsson and will be responsible for any repairs or replacement costs associated with improper handling or use.

     (d) Manufacturer will not alter the Ericsson Materials without Ericsson's prior written approval.

     (e) Manufacturer will return the Ericsson Materials in the same condition as received, normal wear and tear excepted.

     (f) Manufacturer will be responsible for any loss or damage to the Ericsson Materials while the Ericsson Materials are in Manufacturer's possession or control.

11. ERICSSON CHANGES. Changes in product configuration may be made by Ericsson on a no charge basis if given in writing by Ericsson not less than sixty
     (60) days prior to the scheduled


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
         date of shipment. In the event Ericsson changes Product configuration or specifications, the parties will work together in good faith and mutually agree in writing upon the term and conditions with respect to any such change in Product configuration or specifications.

 12. CANCELLATION AND RESCHEDULING. From time to time, Ericsson may, by providing Manufacturer with a written request ("Change Request"), cancel, reschedule or change the delivery of the Products, and Manufacturer will comply with such request, as long as any such cancellation, rescheduling or change is within the following guidelines:

                                                                  Increase (+)/Decreases(-)
                                                                  Allowed (as a percentage of
Time Frame                                                        current scheduled quantity)
Change Request is sent less than thirty (30)                      +20%, -0%
days prior to the scheduled delivery

Change Request is sent between thirty (30)                        +50%, -100%
and sixty (60) days prior to the scheduled
delivery

Change Request is sent at over sixty days                         All changes allowed (+/-
prior to the scheduled delivery                                   100%)

         In the event of any change beyond the range allowed as set forth above, Manufacturer will work together with Ericsson in good faith to accommodate such change on a case by case basis. In the event and to the extent of any cancellation beyond the range allowed as set forth above and agreed by Manufacturer, Manufacturer may claim, as its sole and exclusive remedy, compensation for (i) the actual costs of the Ericsson specific components then already purchased by Manufacturer (that Manufacturer could not use for any other products), (ii) the direct labor costs of manufacturing up to the point of cancellation, and (iii) any disposal costs associated with the applicable work in progress; provided that Manufacturer will use its best efforts to mitigate any an all such costs. In addition, in the event of any cancellation or rescheduling by Ericsson, whether within or beyond the range allowed as set forth above, Ericsson will be responsible for all non-cancelable or non-returnable materials to the extent that Manufacturer then already ordered or purchased such materials to support Ericsson's forecast for the Products as set forth in Section 6(a); provided that Manufacturer will use its best efforts to mitigate any and all such costs.

 13. ACCEPTANCE. All Products ordered pursuant to this Agreement shall be subject to inspection by Ericsson after delivery to determine conformity with Ericsson's purchase order and the applicable specifications. Ericsson shall have a period of thirty (30) days following arrival of Product at the delivery destination specified by Ericsson within which to test the Product for conformity with Ericsson's purchase order and the applicable specifications. Ericsson shall promptly notify Manufacturer in writing of any discrepancy or rejection. Final acceptance of Products, or their use prior to final acceptance pending correction of deficiencies by Manufacturer, shall in no event be deemed a waiver by Ericsson of any rights or remedies as provided for in any other provisions of this Agreement.

 14.     QUALITY ASSURANCE.

         (a) The Manufacturer will have a quality system for the Products that is documented and measured against applicable standards (e.g., ISO 9001). Manufacturer agrees to notify Ericsson's quality assurance personnel of any material changes known to Manufacturer which affect Ericsson's received Product.

         (b) As a part of Ericsson's quality assurance program, Ericsson may request Manufacturer to purchase components or supplies from specific suppliers, in which event Manufacturer will purchase the components or supplies from such suppliers. It is Manufacturer's


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              responsibility to deliver the Products manufactured free from defects in workmanship according to the specifications set forth in the applicable Statement of Work. Manufacturer will use the components from third party suppliers specified by Ericsson in its documentation. Manufacturer is responsible for ensuring that such components are received as specified, which will include a visual inspection to ensure that the Products meet Ericsson's specifications, including mechanical drawings.

         (c) Manufacturer will at all times maintain effective programs for defect detection and for corrective and preventive actions, which programs will be fully disclosed to Ericsson. It is the responsibility of Manufacturer to employ any means it deems appropriate, including without limitation development of in-circuit testing capability, to improve its internal yields so that it can deliver the contracted amount of Products to Ericsson for final test and burn-in. Should Manufacturer detect a problem that may affect the quality or reliability any of the Products, Manufacturer will immediately notify Ericsson in writing of such problem. Such notice will include the nature of the problem, actions taken and to be taken, expected outcome, and other recommendations related to the problem.

         (d) If Ericsson discovers any failures during final test and burn-in that are attributable to defects in the manufacturing process, the Products will be returned to Manufacturer for repair or replacement at no additional cost to Ericsson. If Ericsson determines that Manufacturer is not meeting the requirements and specifications set forth in the applicable Statement of Work, Ericsson may request a formal written corrective Action response, and Manufacturer will respond within three (3) working days with a plan for corrective actions to be taken.

         (e) Ericsson will be entitled (alone or accompanied by its customers) at any time and at no charge by Manufacturer to make announced or, if reasonably required, unannounced inspections of Manufacturer's premises (including without limitation the manufacturing facilities) during normal business hours with respect to the verification of processes and quality systems, quality control of products, or other inspections and/or audits relating to quality and delivery performance.

         (f) As part of the quality assurance, Manufacturer will purchase components specified in the documentation provided by Ericsson for incorporation of such components into the Products. Manufacture will purchase such components only from such Ericsson approved suppliers as identified in the documentation provided by Ericsson. Any deviation from the specifications must be requested in writing by Manufacturer and approved in writing by Ericsson's Design and Procurement organizations. If no supplier is specified in the documentation, Manufacturer may select its own preferred supplier; provided that Manufacturer will ensure that the Products will conform to the specifications set forth in the applicable Statement of Work. In addition, Manufacturer will ensure that the suppliers of such components are properly monitored and that such components are inspected to be in conformance with the specifications set forth in the applicable Statement of Work and the applicable industry standards. Any such inspection by Manufacturer will be documented by Manufacturer for Ericsson's future review and audit. Upon Ericsson's request, Manufacturer will implement and maintain supplier development activities that contribute to a continuous improvement of the quality and reliability of the components. Ericsson will work with the approved suppliers to allow Manufacturer to purchase components at Ericsson's contract prices. Manufacturer will reference Ericsson product numbers with such suppliers to ensure that Ericsson volume commitments are credited for the purchase. Ericsson reserves the right to contract with its component suppliers directly to provide just-in-time delivery of the components to Manufacturer in an effort to reduce costs and lead times.

         (g) As soon as practicable, Ericsson and Manufacturer will work together in good faith and mutually agree upon the performance standards which Manufacturer will meet or exceed in

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              its performance of this Agreement. In the event that Manufacturer fails to meet any of such performance standards and does not cure such failure within a reasonable time, Ericsson may, by providing Manufacturer with an advance written notice, terminate this Agreement without further obligations or liabilities.

15. WARRANTY.

         (a) Manufacturer warrants that each Product provided hereunder shall be new, and for a period of ninety (90) days following Ericsson's acceptance of the Product (the "Warranty Period"), be free from defects in material and workmanship, and in compliance with the applicable specifications. The Warranty Period for repaired Products returned to Ericsson shall be the longer of (1) the balance of the original Warranty Period (2) sixty (60) days.

         (b) In the event of any breach of the warranties set forth herein, and notwithstanding any payments or inspections or acceptance, Manufacturer, at its option, will (i) replace, repair, or correct the defective Product at Manufacturer's sole expense including without limitation all shipment and insurance costs and any costs of removal and reinstallation or (ii) if requested by Ericsson, refund to Ericsson all amounts received by Manufacturer with respect to such Product. All replacements, repairs, and corrections shall be effected promptly by Manufacturer, the schedule for which shall conform to Ericsson's reasonable use requirements for the Product. In the event a substitute for the Product is available during the periods required for such replacement, repair or correction, Manufacturer shall provide such substitutes for Ericsson's use at no cost to Ericsson. Repairs or corrections shall be returned to Manufacturer as determined by Ericsson. Return to Manufacturer shall be in accordance with instructions issued by Manufacturer immediately upon receipt of notice of Ericsson's election to return. In the absence of instructions from Manufacturer, Ericsson may ship by such means and on such terms, including valuation and insurance, as it deems appropriate.

         (c) In the event that the Products require repair or return, (i) Ericsson will bear all risk of loss of or damage to the Products when Ericsson sends the Products to Manufacturer for repair or replacement, and (ii) Manufacturer will bear all risk of loss of or damage to the Products when Manufacturer returns the Products to Ericsson, or its customers after replacement, repair or correction.

         (d) EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, THERE ARE NO OTHER WARRANTIES OF THE PRODUCTS AND SERVICES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

16. COMPLIANCE WITH LAWS. Manufacturer shall give all requisite notices to the proper authorities, obtain all official inspections, permits and licenses made necessary by the work under this Agreement and shall comply with all laws, rules and regulations pertaining to such work. If requested, Manufacturer shall provide Ericsson with any required inspection approval certificates. If Manufacturer performs any work contrary to or not in conformity with such laws, rules and regulations, Manufacturer shall bear all costs arising therefrom.

17. CHANGEOVER. In the event of termination or expiration of this Agreement or any Statement of Work for any reason, Manufacturer shall, at no additional charge, effect an orderly and efficient transition of the work performed hereunder to Ericsson or to a successor manufacturer during a transition period to be specified by Ericsson.

18. ASSIGNMENT. Manufacturer shall not assign or subcontract this Agreement or any of its duties or obligations hereunder without the prior written consent of Ericsson. Subject to the provisions in the

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         preceding sentence, this Agreement shall be binding upon the heirs, successors, and assigns of the parties.

 19. FORCE MAJEURE. Either party shall be excused from performance hereunder caused by reasons beyond such party's reasonable control, provided such party immediately notifies the other of the reason for the delay and the anticipated effect. Performance shall be delayed no longer than the period of force majeure.

 20. TERMINATION. Either party may terminate this Agreement immediately upon notice to the other party if such party becomes insolvent, any proceeding under the bankruptcy or insolvency laws is brought by or against such party or a receiver to trustee is appointed for such party.

 21. Notice. Any notices pursuant to this Agreement shall be in writing and shall be sent to the parties at the following address or at such other addresses as shall be specified by the parties by like notice:

         If to Manufacture:                 If to Ericsson:

         Xetel Corporation                  Ericsson Inc.
         310 Regal Row                      701 N. Glenville Road
         Dallas, Texas 75247                Richardson, Texas 75081
         Attention: General Manager         Attention: Procurement Mgr.,
                                            Components Div.
         Fax:                               Fax: (972) 583-7999
             ----------------------

                                            With a copy to:

                                            Ericsson Inc.
                                            1010 East Arapaho Road
                                            Richardson, Texas 75081
                                            Attention: Legal Department
                                            Fax: (972) 583-7864

         Such notices or other communications shall be deemed to have been duly given and received (i) on the day of sending if sent by personal delivery, cable, telegram, facsimile transmission or telex, (ii) on the next business day after the day of sending if sent by Federal Express or other similar express delivery service, or (iii) on the fifth calendar day after the day of sending if sent by registered or certified mail (return receipt requested).

 22. Disputes. Any disputes arising under or relating to this Agreement shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be held in Dallas, Texas, or such other place as the parties may agree and shall include an award of attorneys' fees (and the amount of such fees) to the prevailing party. The arbitrator's award shall be final and binding, and judgement thereon may be entered in any court having jurisdiction over the party against which enforcement is sought.

 23. Enforcement. In addition to any rights or remedies available at law or in equity for breach of this Agreement, the non-breaching party will be entitled to enforcement of the other's obligations by injunction.

24. Limitation of Liability. In no event shall either party be liable for any special, incidental, indirect or consequential damages, including, without limitation, loss of business or loss profit in connection with this Agreement, whether based on action or claim in contract, equity, negligence, intended conduct, tort or otherwise, even if such damages are foreseeable. The provisions of this Section will survive the expiration or termination of this Agreement or any Statement of Work for any reason.

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25.      Media Releases. All media releases, public announcements and public disclosures by either party relating to this Agreement or any Statement of Work or the subject matter of this Agreement or any Statement of Work, including, without limitation, promotional or marketing material but not including any announcement intended solely for internal distribution or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the party, will be coordinated with and subject to the final approval by both parties prior to release.

26. Relationship. The relationship between Ericsson and Manufacturer is that of independent Manufacturer. This Agreement does not create any employer-employee, agency, joint venture, or partnership relationship between Ericsson and Manufacturer. Manufacturer shall exercise control over the means and manner of the performance of services pursuant to this Agreement. No employee, agent, or assistant of Manufacturer, or other person participating on Manufacturer's behalf, shall be considered an employee of Ericsson or entitled to any employment fringe benefits of Ericsson.

27. Miscellaneous. This Agreement shall be governed by the laws of the State of Texas, other than the choice of law rules. The provisions of this Agreement shall be severable, and if any provisions shall be held unenforceable the remaining provisions shall remain in full force and effect. Expiration or termination of this Agreement for any reason shall not release either party from any liability or obligation set forth in this Agreement which (i) the parties have expressly agreed will survive any such expiration or termination, or (ii) remain to be performed or by their nature would be intended to be applicable following such expiration or termination. This Agreement and each Statement of Work executed by both parties constitute the entire agreement between Manufacturer and Ericsson with respect to the subject matter hereof, and there are no understandings or agreements relative hereto that are not fully expressed herein. No change, waiver or discharge will be valid unless in writing signed by an authorized representative of the party against whom such change, waiver or discharge is sought to be enforced. Each party, by executing this Agreement, represents and warrants that all necessary corporate or other authority to execute the Agreement has been obtained and that the person signing the Agreement is authorized to do so and thereby bind that party.

IN WITNESS WHEREOF, the parties to this Agreement have caused their authorized representatives to execute this Agreement as of the Effective Date.

ERICSSON INC.                                XETEL CORPORATION


By: /s/ [ILLEGIBLE]                          By: /s/ DAVID BIBEAU
    ----------------------------                 ----------------------------
Name:   [ILLEGIBLE]                          Name:   David Bibeau
      --------------------------                   --------------------------
Title:  V.P., Energy Systems                 Title:  General Manager
       -------------------------                    -------------------------

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